Exhibit 99.1

DiamondHead Holdings Corp. Announces Filing a Registration Statement on Form S-4 in Connection with a Proposed Business Combination with Great Southern Homes, Inc.

Columbia, SC and New York, NY, October 13, 2022 - DiamondHead Holdings Corp. (NASDAQ: DHHC) (“DiamondHead” or “DHHC”), a publicly-traded special purpose acquisition company and Great Southern Homes, Inc. (“GSH”), one of the largest and most established homebuilders in the Southeastern United States, announced that DHHC filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on October 11, 2022.

The Registration Statement contains a preliminary proxy statement/prospectus in connection with the previously announced business combination between DHHC and GSH. Although the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about DHHC and GSH, as well as the proposed business combination.

About DHHC

DHHC is a blank check special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About GSH

GSH is one of the largest and most established homebuilders in the Southeast, having closed at least 10,000 homes over the last two decades. The Company currently has a presence in South Carolina and Georgia and focuses on providing high-quality, affordable homes for the entry-level and first move-up segments. GSH was the 25th ranked starter-home builder and the 41st ranked single-family detached home builder in the United States, respectively, based on 2021 home closings according to Pro Builder’s 2022 Housing Giants Report.

Important Information and Where to Find It

In connection with the proposed transactions, DHHC has filed the Registration Statement that includes a proxy statement/prospectus of DHHC in connection with DHHC’s solicitation of proxies for the vote by DHHC’s stockholders relating to the proposed transactions and other matters as described in such Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to GSH’s stockholders in connection with the completion of the proposed transactions.  After the Registration Statement has been declared effective, DHHC will mail to its stockholders as of the record date established for voting on the proposed transactions a definitive proxy statement/prospectus and other relevant materials, and will hold a special meeting of its stockholders to obtain the requisite approval by its stockholders of the proposed transactions and related matters. DHHC’s security holders and other interested persons are advised to read all relevant documents filed with the SEC, including the preliminary proxy statement/prospectus, as these materials contain important information about DHHC, GSH and the proposed transactions.  Investors and security holders will be able to obtain all relevant documents filed or to be filed by DHHC with the SEC free of charge at the SEC’s web site, http://www.sec.gov. In addition, the proxy statement/prospectus and other documents filed by DHHC with the SEC may be obtained from DHHC free of charge by directing a request to the following address: Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, Stamford, Connecticut 06902, or by calling (800) 662-5200 (for individuals) or (203) 658-9400 (for banks and brokers).

Participants in the Solicitation

DHHC and GSH and their respective directors and officers may be deemed to be participants in the solicitation of proxies from DHHC’s stockholders in respect of the proposed transactions. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transactions may be obtained by reading the Registration Statement. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between DHHC and GSH. Forward looking statements generally relate to future events or involving, or future performance of, DHHC or GSH. For example, statements regarding anticipated growth in the industry in which GSH operates and anticipated growth in demand for GSH’s products, projections of GSH’s future financial results and other metrics, the satisfaction of closing conditions to the proposed transaction between DHHC and GSH and the timing of the completion of the proposed transaction are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DHHC and its management, and GSH and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of DHHC’s securities; (ii) the risk that the proposed transaction may not be completed by DHHC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by DHHC; (iii) the lack of a third party valuation in determining whether or not to pursue the proposed transaction; (iv) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (v) the outcome of any legal proceedings that may be instituted against DHHC, GSH, the combined company or others following the announcement of the business combination agreement relating to the proposed transaction, the ancillary agreements contemplated thereby and the transactions contemplated thereby; (vi) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of DHHC or DHHC’s failure to satisfy other conditions to closing; (vii) the risk that DHHC will not be able to raise third-party financing to meet the minimum cash condition if redemptions of DHHC public shares cause the DHHC trust account to have insufficient funds (after giving effect to redemptions) to achieve the minimum cash condition; (viii) changes to the proposed structure of the proposed transaction that may be required or appropriate as a result of applicable laws or regulations; (ix) the ability to meet stock exchange listing standards following the consummation of the proposed transaction; (x) the risk that the proposed transaction disrupts current plans and operations of GSH or diverts management’s attention from GSH’s ongoing business; (xi) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and maintain relationships with customers and suppliers; (xii) costs related to the proposed transaction; (xiii) changes in applicable laws or regulations; (xiv) the possibility that GSH or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors such as rising interest rates or an economic downturn; (xv) GSH’s estimates of expenses and profitability; (xvi) the evolution of the markets in which GSH competes; (xvii) the ability of GSH to implement its strategic initiatives; and (xviii) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements” in the Registration Statement, and other documents filed or to be filed with the SEC by DHHC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and DHHC and GSH assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither DHHC nor GSH gives any assurance that either DHHC or GSH will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by DHHC or GSH or any other person that the events or circumstances described in such statement are material.

Non-Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of DHHC, GSH, or any of their respective affiliates. No such offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Relations Contact:

Drew Mackintosh

Mackintosh Investor Relations, LLC

drew@mackintoshir.com

(310) 924-9036

Media Contact:

Allen Hutto

United Homes Group

allenhutto@greatsouthernhomes.com

(803) 665-2764